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                                  EXHIBIT 10.3
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                   Supplemental Retirement Income Agreement


     AGREEMENT, made as of this 28th of February 1995 by and between BROOKLINE SAVINGS BANK, a savings bank organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Bank"), and RICHARD P. CHAPMAN, JR. (hereinafter referred to as "Employee").



                             W I T N E S S E T H:
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A.   Employee has been employed by the Bank in an Executive capacity for many years and the Bank wishes to retain Employee in such capacity.

B. The Bank is willing to provide certain retirement/death/disability benefits to Employee in addition to those that may be available to Employee under the Bank's current retirement and pension plans (the "Current Plans").


     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Definitions. For purposes hereof the following terms shall have the
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meanings ascribed to them below:


     "Average Compensation" shall mean the average of the compensation, received by the Employee in the 3 calendar years in the 10 calendar-year period prior to the Employee's retirement which produces the highest rate of compensation.

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     "Beneficiary" shall mean that person designated, in the most recent writing submitted by Employee to the Bank (the "Beneficiary Designation"), as the Beneficiary under this Supplemental Retirement Income Agreement. In the event that Employee dies without having so named a person surviving him as the Beneficiary hereunder, the Beneficiary hereunder shall be the Employee's estate. In the event the Beneficiary survives the Employee but dies before the expiration of the Benefit Period, those persons, if any, named as alternate beneficiaries in the Beneficiary Designation (the "Alternates") shall thereafter be deemed to be the Beneficiary hereunder, provided however, that if the
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Alternates are deemed to be the Beneficiary hereunder but all of such Alternates die before the expiration of the Benefit Period, the Employee's estate shall be deemed to be the Beneficiary hereunder.

     "Benefit" shall mean the Monthly Benefit or Lump-Sum Benefit, as the case may be.

     "Benefit Accruals" shall mean the aggregate accruals made by the Bank on its books, in order to fully reflect the costs of the Normal Retirement Benefit to be paid hereunder, based upon an assumed Retirement at age 65.

     "Benefit Period" shall mean, in the case where Employee Retires prior to death, the period commencing on the date the Employee Retires and ending on the later to occur of (i) said Employee's death or (ii) the expiration of 240 months from the Employee's Retirement; and, in the case where the Employee dies while still employed by the Bank, the period commencing on the date of the Employee's death and ending on the earlier to occur of (i) the expiration of 240 months from the Employee's death and (ii) the date upon which Employee would have attained (if he had survived to such date) the Life Expectancy Age.

     "Board" shall mean the Board of Trustees of the Bank.

     "Change of Control" shall be deemed to occur (a) if a law or regulation is enacted, established or amended that changes the method of election of the Bank's Trustees and/or corporators, (b) if the Bank becomes insolvent, (c) if the Bank converts to stock form other than as a subsidiary of a successor mutual holding company, sells a majority of its assets or enters into a transaction in which another entity assumes a majority of the liabilities of the Bank, (d) if the mutual holding company of the Bank converts to stock form, or (e) if a liquidation or dissolution or merger of the Bank or the sale of all or substantially all of the Bank's assets occurs. A "Change of Control" shall also be deemed to occur if the Bank's Tier 1 or primary capital falls below 6%, or in the event a mutual holding company is formed, the combined capital ratio of the mutual holding company and the subsidiary bank falls below 6%.

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     "Committee" shall mean the Bond and Salary Committee of the Bank, or such other Committee of the Bank as the Board, from time to time, may designate to oversee and administer the terms of this Agreement.

     "Compensation" shall mean the total annual compensation which is subject to withholding of income taxes by the Bank plus any compensation for the same year which is to be received as part of a deferred compensation plan of the Bank.

     "Early Retirement Benefit" shall mean the amount (determined as of the date of Retirement) that would completely amortize the Benefit Accruals made through such Retirement, assuming:

     (i)    such amount is to be paid each month of the Benefit Period; and

     (ii)   the Benefit Period will last the longest possible time.

     "Life Expectancy Age" shall mean the age determined by adding to the Employee's age at death the standard life expectancy based upon mortality tables utilized by the Savings Bank Employees Retirement Association to calculate pension benefits of a healthy male of the Employee's age at death, determined as of the date of Employee's death.

     "Lump-Sum Benefit" shall mean a one time payment equal to the actuarial equivalent, on the date of such payment, of the Monthly Benefits remaining payable hereunder. In the event of a "Change of Control" of the Bank, the Employee, or if he is then deceased, the Beneficiary, shall have an irrevocable right to elect to receive a lump sum payment.

     "Monthly Benefit" shall mean in the case of Retirement on or after the Employee's 65th birthday, one-twelfth (1/12) of the Normal Retirement Benefit; and in the case of Retirement prior to Employee's 65th birthday, the Early Retirement Benefit.

     "Normal Retirement Benefit" shall mean an annual sum which is equal to seventy (70%) of Average Compensation reduced by any distribution which the Employee, his beneficiaries or his estate are entitled to receive from the Savings Bank Employees Retirement Association Pension Plan derived from Bank contributions and one-half of any Social Security benefits. If a lump sum distribution is paid to the Employee, his beneficiaries or his estate by the Savings Bank Employees Retirement Association Pension Plan the Normal Retirement Benefit shall be reduced by an amount equal to a life only actuarial equivalent of

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the lump sum distribution. All calculations of benefits or actuarial equivalents in this agreement shall be made using the mortality tables and interest assumptions utilized by the Savings Banks Employees Retirement Association Pension Plan to calculate benefits and actuarial equivalents.

     "Retirement" or "Retires" shall mean the termination (by Employee or by the Bank) of Employee's employment with the Bank, whether voluntary or involuntary and including termination due to the death or total disability of the Employee, while employed by the Bank.

     "Total Disability" or "Totally Disabled" shall mean Employee's becoming so incapacitated (either physically or mentally) that he is unable to fulfill all of his duties as an executive employee of the Bank. The determination of Total Disability shall be made, in the case of Employee's voluntary Retirement, by a physician mutually acceptable to the Employee and the Bank and in the case of termination pursuant to Section 6 hereof, by the Committee in accordance with
Section 6.

     2.   Employment. Employee agrees to continue to serve the Bank, devoting
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his normal working time to the interests and activities of the Bank, in the capacity of President or such other executive capacity as the Board from time to time may assign to him.

     3.   Salary, Etc. Payments hereunder shall be supplemental and in addition
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to all other payments of salary, pension amounts or profit sharing payments made by the Bank to or for the benefit of the Employee.

     4.   Supplemental Income upon Retirement. (a) Except as provided in Section
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6 hereof, commencing on the first day of the first month after Employee's
Retirement, and on the first day of each month thereafter until the expiration of the Benefit Period, the Bank shall pay to Employee (or to the Beneficiary if the Employee is not then living) an amount equal to the Monthly Benefit. Alternatively, and at any time, in lieu of future Monthly Benefits due hereunder, the Bank may elect to make a Lump-Sum Benefit payment to Employee or the Beneficiary, as the case may be.

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     (b)  The Bank reserves the right to withhold from payment of Benefits hereunder such amount of income, payroll, and other taxes as the Bank deems advisable.

     (c) Notwithstanding any provisions hereof to the contrary, if the Employee Retires on or after his 65th birthday: (i) the Committee shall determine the Early Retirement Benefit as of the date of such Retirement (the "Minimum Benefit"), and (ii) if the Minimum Benefit exceeds the Monthly Benefit calculated hereunder, then the Monthly Benefit for all purposes hereunder shall be increased to equal said Minimum Benefit.

     5.   Benefits Unsecured.  All Benefits hereunder shall be paid from the
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general funds of the Bank and no special or separate fund shall necessarily be established and no other segregation of assets shall necessarily by made to assure the payment of the Benefits. Neither the Employee nor any Beneficiary nor their estates shall have any right title or interest whatever in or to any investments, including any insurance policy which the Employer may take out to aid it in meeting its obligations hereunder. To the extent that the Employee or any Beneficiary acquires the right to receive Benefits hereunder such rights shall be no greater than the right of an unsecured creditor of the Bank. Notwithstanding the foregoing, nothing herein contained shall preclude the Bank from contributing to or making Benefit payments from a Rabbi Trust.

     6.   Disability.  In the event that, prior to the termination of the
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Employee's employment with the Bank, the Committee shall determine that the
Employee has become Totally Disabled, the Committee may terminate the Employee's employment by duly adopting (by a vote of a majority of the entire Committee) and recording in its minutes a resolution to that effect and mailing a copy thereof to the Employee at his regular post office address. Such termination shall be effective on the date of the adoption of such resolution or upon such later

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date as may be specified therein, but only if the Employee shall be living on such date. Such termination shall for purposes of this Agreement be deemed a Retirement at age 65 as of the effective date of such termination.

     7.   Termination.  (a)  Notwithstanding any provisions hereof to the
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contrary, this Agreement shall terminate and be of no further force or effect in the event that (i) the Employee is discharged by the Bank for Cause, or (ii) the Employee breaches any of the covenants contained in Section 8 hereof (said termination to be effective even in the event that a court should find any of the provisions of said Section 8 to be unenforceable; it being the intention of the parties that this Agreement shall terminate if the Employee breaches any of the original terms of Section 8 without regard to any judicial modification pursuant to Section 8(b) hereof).

     (b) For purposes of this Agreement, a discharge shall be for Cause if the Committee shall determine (upon the unanimous vote of the entire Committee) that any one or more of the following has occurred:

          (i) The Employee shall have committed fraud, embezzlement, misappropriation or breach of fiduciary duty against the Bank or against any customer or depositor thereof, or shall have committed any such action against any other person or entity and such action materially and adversely reflects upon the business affairs or reputation of the Bank or upon the Employee's ability to perform his duties hereunder; or

          (ii) The Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any crime involving moral turpitude;

          (iii) The Employee shall have (A) materially failed to perform or neglected his duties as President of the Bank on a regular basis or (B) refused to carry out the duties assigned to him by the Board in accordance with Section 2 hereof.

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     8.   Non-Competition. Etc.  (a) Employee hereby agrees that he for a period
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of 5 years from the date of Retirement will not directly or indirectly:

          (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), anywhere in or within 75 miles of Brookline, Massachusetts, engage in the banking business;

          (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Bank to terminate their employment with, or otherwise cease their relationship with, the Bank; or

          (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the depositors, borrowers, or customers of the Bank.

     (b) If any restriction set forth in Section 8(a) is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time; range of activities or geographic area as to which it may be enforceable.

     (c) The restrictions contained in this Section 8 are necessary for the protection of the business and goodwill of the Bank and are considered by Employee to be reasonable for such purpose. Employee acknowledges, understands and agrees that (i) the Bank operates a banking business in Brookline, Massachusetts and its vicinity, and therefore the geographic coverage of the restrictions contained herein are necessary for the protection of the Bank and are reasonable and (ii) Employee's experience and capabilities are such that the provisions of this Section 8 will not prevent Employee from earning a livelihood.

     9.   Other Benefits. Nothing contained herein shall be deemed to exclude
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the Employee from any supplemental compensation, bonus, pension, insurance,

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severance pay or other benefit (including payments under the Current Plans) to which otherwise he might be or might become entitled as an employee of the Bank.

     10. The Supplemental Retirement Income Agreement entered into by the Employee and the Bank on December 20, 1990 shall become null and void upon execution of this agreement by the parties.

     11.  Additional Provisions. (a) This Agreement is a personal agreement and
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the rights and interests hereunder (except those of the Bank) may not be sold, transferred, assigned, pledged or hypothecated. Benefits hereunder are not subject to alienation, anticipation or assignment by Employee or any Beneficiary and are not subject to being attached or reached and applied by any creditor. This Agreement shall be binding on the heirs, executors and administrators of the Employee and on the successors and assigns of the Bank. During the Employee's lifetime the parties hereto by mutual agreement may amend, modify or rescind this Agreement without the consent of any other person.

     (b) This Agreement is intended to be unfunded and entered into by the Bank primarily for the purpose of providing supplemental retirement income for the Employee as one of a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). Benefits are intended not to be taxable to Employee under the Internal Revenue Code of 1986, as amended (the "Code") until paid. This Agreement shall be construed and interpreted in a manner consistent with the foregoing intentions.

     (c) This Agreement shall not constitute an express or implied contract of employment between the Bank and the Employee.

     12.  Arbitration. Any controversy or claim arising out of or relating to
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this Agreement or the breach thereof shall be settled by arbitration in the Town of Brookline, Massachusetts in accordance with the rules then obtaining of the

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American Arbitration Association, and a judgment upon the award may be entered in any court having jurisdiction thereof.

      13. Governing Law. This Agreement shall be governed by the laws of the
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Commonwealth of Massachusetts.


                               BROOKLINE SAVINGS BANK


                           BY: /s/ Franklin Wyman, Jr.
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                               For Bond and Salary Committee


                               /s/ Richard P. Chapman, Jr.
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                               Employee

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